Exhibit 10.1

HARTE-HANKS, INC.

BONUS STOCK AWARD

Unless defined in this Bonus Stock Award (this “Award Document”), capitalized terms will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Sections 10 and 12 of the Plan, you have been granted Common Shares on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Total Number of Shares Granted:	Common Shares

Fair Market Value per Share:	$ per Common Share

Total Fair Market Value of Award:	$

Grant Date:

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, all shares subject to this Award Document are vested and non-forfeitable on

By your signature and the signature of the Company’s representative below, you and the Company agree that these Common Shares are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.

RECIPIENT	HARTE-HANKS, INC.

By:

Title:
Print Name

EXHIBIT A

TERMS AND CONDITIONS OF THE

BONUS STOCK AWARD

Payment for Shares.

No payment is required for the Common Shares that you receive under this Award.

Vesting.

The Common Shares that you receive under this Award will vest in accordance with the “Vesting Schedule” set forth in the Award Document, provided that you are still employed by the Company at the time such shares vest. The Common Shares will also vest upon your termination of employment prior to the dates the shares vest if such termination is by reason of your death, disability, retirement or, after a Change in Control, termination by the Company without Cause, or at such other time as determined by the Board or the Compensation Committee. In the event your employment terminates prior to the date the shares vest for a reason not specified above, including but not limited to, a termination by the Company with or without Cause, or a voluntary termination by you, all Common Shares shall be forfeited at the time of such termination.

Restricted Shares.

Unvested Common Shares that you receive under this Award will be considered “Restricted Shares”. You may not sell, transfer, pledge or otherwise dispose of, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale, any Restricted Shares. Common Shares that vest in accordance with the “Vesting Schedule” set forth in the Award Document and this Exhibit A will no longer be considered Restricted Shares.

Stock Certificates.

Your Restricted Shares will be held for you by the Company in book entry form at its transfer agent. Upon the vesting of your Restricted Shares, a stock certificate for those Common Shares will be issued and released to you.

Withholding Taxes.

No stock certificates will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting of the Common Shares that you receive under this Award. These arrangements may include withholding of Common Shares that otherwise would be released to you when they vest or surrendering of Common Shares that you already own. The Fair Market Value of the Common Shares that are withheld or that you surrender, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF COMMON SHARES PURSUANT TO THE “VESTING SCHEDULE” SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO DISMISS YOU FROM EMPLOYMENT, FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE

RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU

ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE

PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL

PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN.

YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND

BINDING ALL DECISIONS OR INTERPRETATIONS OF THE

COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN

OR THIS AWARD DOCUMENT.